As filed with the Securities and Exchange Commission on May 29, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2554312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

923 S. Bridgeway Place

Eagle, ID 83616

(Address of Principal Executive Offices)

PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan

(Full Title of the Plan)

McCord Christensen

Chief Executive Officer

PetIQ, Inc.

500 E. Shore Drive, Suite 120

Eagle, ID 83616

(Name and Address of Agent for Service)

(208) 939-8900

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christina T. Roupas, Esq.

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value per share	2,000,000	$27.145	$54,290,000	$6,579.95

(1)

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 2,000,000 additional shares of Class A common stock that may be issued under the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, which may be issued pursuant to the Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the NASDAQ Global Select Market on May 28, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 2,000,000 shares of the common stock of PetIQ, Inc., a Delaware corporation (the “Registrant”), that may be awarded under the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), par value $0.001 per share, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2017 (Registration No. 333-219455), which is hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the SEC, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

(c)	the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 16, 2019;

(d)	the Registrant’s Current Report on Form 8-K filed with the SEC on May 8, 2019 (Items 1.01 and 9.01); and

(e)

the description of the Registrant’s Class A common stock, $0.001 par value per share, contained in its Registration Statement on Form 8-A filed with the SEC on July 20, 2017 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of PetIQ, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PetIQ, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019).

3.3	By-Laws of PetIQ, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019).

4.1	PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2019).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PetIQ, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eagle, Idaho, on this 29th day of May, 2019.

PETIQ, INC.

By:	/s/ McCord Christensen
McCord Christensen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints McCord Christensen and John Newland and each of them, as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ McCord Christensen McCord Christensen	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 29, 2019

/s/ John Newland John Newland	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 29, 2019

/s/ Mark First Mark First	Director	May 29, 2019

/s/ James Clarke James Clarke	Director	May 29, 2019

/s/ Ronald Kennedy Ronald Kennedy	Director	May 29, 2019

/s/ Gary Michael Gary Michael	Director	May 29, 2019

/s/ Will Santana Will Santana	Director and Executive Vice President	May 29, 2019

/s/ Larry Bird Larry Bird	Director	May 29, 2019